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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 1, 2013
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

California Public Utilities Commission’s (“CPUC”) Pending Investigations

On August 1, 2013, the CPUC administrative law judges (“ALJs”) who are presiding over three investigations pending against Pacific Gas and Electric Company (“Utility”) denied the Utility’s request to re-open the record in these proceedings to submit additional evidence in response to a revised penalty recommendation submitted by the CPUC’s Safety and Enforcement Division (“SED”) on July 16, 2013.  The SED recommended that the CPUC impose what the SED characterizes as a penalty of $2.25 billion on the Utility, consisting of a $300 million fine payable to the State General Fund and $1.95 billion of non-recoverable costs.  The Utility believes that the SED’s new recommendation is excessively punitive.  If the SED’s latest penalty recommendation is adopted, the Utility estimates that its unrecovered costs and fines related to natural gas transmission operations would be in excess of $4 billion.

The ALJs have established a new procedural schedule that requires the Utility to respond to the SED’s revised recommendation by August 15, 2013.  The SED and the intervening parties, including the City of San Bruno, the City and County of San Francisco, and The Utility Reform Network, may file rebuttal briefs no later than August 22, 2013.   In addition, by August 14, 2013, the Utility must provide answers to the ALJs’ questions posed in their July 30, 2013 ruling about the Utility’s financing plans, how it intends to treat fines or disallowed costs for regulatory accounting and tax purposes, and the impact on rates.  The ALJs have asked all parties to file comments by September 13, 2013 to address the impact that fines and disallowances would have on the Utility’s ability to raise capital and otherwise remain financially viable, including the tax treatment of amounts disallowed.  Reply comments are due no later than September 23, 2013.

Assuming that the ALJs consider briefing to be complete on September 23, 2013, the CPUC’s rules would require the presiding officer’s decisions to be issued no later than November 22, 2013.  The decisions would become the final decisions of the CPUC 30 days after issuance unless the Utility or another party filed an appeal with the CPUC, or a CPUC commissioner requested that the CPUC review the decision, within such time.  If an appeal or review request were filed, other parties would have 15 days to respond but the CPUC could act before considering any responses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: August 1, 2013	By:	DINYAR B. MISTRY
DINYAR B. MISTRY Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY

Dated: August 1, 2013	By:	DINYAR B. MISTRY
DINYAR B. MISTRY Vice President, Chief Financial Officer, and Controller